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                                                                     Exhibit 8.2

                     [Letterhead of Conyers Dill & Pearman]

26 July, 2007

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
China GrenTech Corporation Limited                                 DIRECT LINE:   2842 9500
16th Floor, Zhongyin Tower                                         E-MAIL:        Vivien.Fung@conyersdillandpearman.com
Caitian North Road, Futian District                                OUR REF:       VF/iy/871712/242096
Shenzhen 518026                                                    YOUR REF:
People's Republic of China


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Dear Sirs,

CHINA GRENTECH CORPORATION LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with a public offering of certain ordinary shares in the Company (the "Shares") in the form of American Depositary Shares as described in the prospectus contained in the Company's registration statement on Form F-3 (the "Registration Statement" which term does not include any exhibits thereto) to be filed by the Company pursuant to Rule 462(b) under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") with respect to the offer and sale by certain selling shareholders of the Company of up to 82,402,850 Shares.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 9 December, 2003, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
(iv) the  validity  and binding  effect  under the laws of the United  States of
America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the
Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.
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China GrenTech Corporation Limited
26 July, 2007


We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption "Taxation - Cayman Islands taxation" in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully,


/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN